BERENSON & COMPANY LLP
                          Certified Public Accountants
                              135 West 50th Street
                               New York, NY 10020
                                 (212) 977-6800

                         CONSENT OF INDEPENDENT AUDITOR



We hereby consent to the incorporation by reference in this Registration Statement of Active Apparel Group, Inc., on Form S-8 of our report dated January 29, 1999, on our audits of the financial statements of Active Apparel Group, Inc., as December 31, 1998 and for the years ended December 31, 1998 and 1997, which report appears in the Annual Report on Form 10-KSB.



/s/ Berenson & Company LLP

New York, NY
July 12, 1999